Exhibit 99.1

June 29, 2011

Investors May Contact:

Kevin Stitt, Bank of America, 1.980.386.5667

Lee McEntire, Bank of America, 1.980.388.6780

Reporters May Contact:

Jerry Dubrowski, Bank of America, 1.980.388.2840

jerome.f.dubrowski@bankofamerica.com

Bank of America Announces Agreement on Legacy Countrywide Mortgage

Repurchase and Servicing Claims

Agreement Covers Nearly All Legacy Countrywide-Issued First-Lien Private-Label

RMBS Exposure, Represents 530 Trusts With Original Principal Balance of $424

Billion

Bank of America and Countrywide to Pay $8.5 Billion to Settle Claims; Will Provide

an Additional $5.5 Billion in the Second Quarter of 2011 for Representations and

Warranties Exposure

At Quarter End Will Have Settled or Provided Additional Reserves for a Substantial

Portion of the Original Principal Balance of Representations and Warranties

Exposure

With Settlement and Additional Mortgage-Related Costs, Company Expects to

Report Second-Quarter 2011 Loss of $0.88 to $0.93 Per Share, Including a Goodwill

Impairment Charge of $2.6 Billion

Excluding Mortgage Items and Other Non-Operating Items, Company Expects to

Report Second-Quarter 2011 Net Income of $0.28 to $0.33 Per Share

CHARLOTTE – Bank of America Corporation today announced that it has reached an agreement to resolve nearly all of the legacy Countrywide-issued first-lien residential mortgage-backed securitization (RMBS) repurchase exposure, representing 530 trusts with original principal balance of $424 billion.

The settlement with The Bank of New York Mellon (BNY Mellon), the trustee for the RMBS trusts covered by the settlement, is supported by a group of major institutional investors represented by Gibbs & Bruns LLP, and is subject to final court approval and certain other conditions. With this agreement and other mortgage-related actions in the second quarter of 2011, the company believes it will have recorded reserves in its financial statements for a substantial portion of its

More

representations and warranties exposure as measured by original unpaid principal balance. The company also is estimating a range of possible loss for the remainder.

“This is another important step we are taking in the interest of our shareholders to minimize the impact of future economic uncertainty and put legacy issues behind us,” said Bank of America Chief Executive Officer Brian Moynihan. “We will continue to act aggressively, and in the best interest of our shareholders, to clean up the mortgage issues largely stemming from our purchase of Countrywide.”

The agreement includes a cash payment of $8.5 billion to the covered trusts to be made after final court approval of the settlement. Bank of America also intends to record an additional $5.5 billion provision to its representations and warranties liability for both Government-Sponsored Enterprises (GSE) and non-GSE exposures in the second quarter of 2011.

Over the last six months, Bank of America and Countrywide have announced three agreements aimed at reducing exposure to legacy Countrywide mortgage issues.

In January, Bank of America announced agreements with two of its largest counterparties, Fannie Mae and Freddie Mac. The agreement with Fannie Mae substantially resolved the existing pipeline of repurchase and make-whole claims outstanding as of September 20, 2010 arising from alleged breaches of selling representations and warranties related to loans sold by legacy Countrywide to Fannie Mae. The agreement with Freddie Mac extinguished substantially all outstanding and potential mortgage repurchase and make-whole claims arising from any alleged breaches of selling representations and warranties related to loans sold by legacy Countrywide to Freddie Mac through 2008.

In April, the company and Countrywide signed an agreement with Assured Guaranty Ltd. to resolve the monoline insurer’s outstanding and potential repurchase claims related to alleged representations and warranties breaches on 29 RMBS trusts where Assured provided financial guarantee insurance.

And today, the company and Countrywide announced an agreement that covers nearly all of the legacy Countrywide-issued first-lien private-label RMBS repurchase exposure.

Second-quarter results to reflect higher mortgage-related costs

As a result of the settlement, and other mortgage-related matters, Bank of America expects to report a net loss in the range of $8.6 billion to $9.1 billion in the second quarter of 2011, or $0.88 to $0.93 per diluted share. Excluding the settlement, other mortgage-related charges, and proceeds from asset sales, the company expects to report net income in the range of $3.2 billion to $3.7 billion in the second quarter of 2011, or $0.28 to $0.33 per fully diluted share.

More

The key driver of the expected loss is the representations and warranties provision of $14.0 billion, including $8.5 billion for the settlement agreement on legacy Countrywide mortgage repurchase and servicing claims, and an additional $5.5 billion increase in the company’s representations and warranties liability for non-GSE exposures and, to a lesser extent, GSE exposures.

The company also expects to record $6.4 billion in other mortgage-related charges in the second quarter of 2011, including a non-cash, non-tax deductible impairment charge of $2.6 billion to write off the balance of goodwill in the Consumer Real Estate Services business, as well as charges related to additional litigation costs, a write-down in the value of mortgage servicing rights, and additional assessment and waiver costs for compensatory fees associated with foreclosure delays. The impairment charge will have no impact on reported Tier 1 and tangible equity capital ratios.

Settlement covers 530 RMBS trusts

The settlement covers 525 legacy Countrywide first-lien RMBS trusts and five legacy Countrywide second-lien RMBS trusts with mortgage loans principally originated between 2004 and 2008 for which BNY Mellon acts as trustee or indenture trustee. The settlement resolves representations and warranties claims, as well as substantially all historical servicing-related claims, including claims related to foreclosure delays and alleged mortgage documentation issues.

These trusts had an original principal balance of approximately $424 billion and total current unpaid principal balance of approximately $221 billion.

The 22 investors that have committed to support the settlement include many of the major U.S. and foreign institutional investors in RMBS:

•	AEGON USA Investment Management LLC.

•	Bayerische Landesbank.

•	BlackRock Financial Management, Inc.

•	Federal Home Loan Bank of Atlanta.

•	The Federal Reserve Bank of New York’s Maiden Lane entities.

•	Goldman Sachs Asset Management L.P.

•	ING Investment Management L.L.C.

•	ING Bank fsb.

•	ING Capital LLC.

•	Invesco Advisers, Inc.

•	Kore Advisors, L.P.

•	Landesbank Baden-Wuerttemberg and LBBW Asset Management (Ireland) PLC, Dublin.

•	Metropolitan Life Insurance Company.

•	Nationwide Mutual Insurance Company and its affiliate companies.

•	Neuberger Berman Europe Limited.

More

•	New York Life Investment Management LLC.

•	Pacific Investment Management Company LLC (PIMCO).

•	Prudential Investment Management, Inc.

•	Teachers Insurance and Annuity Association of America.

•	Thrivent Financial for Lutherans.

•	Trust Company of the West and its affiliated companies controlled by The TCW Group, Inc.

•	Western Asset Management Company.

Settlement includes agreement to implement servicing improvements

BAC Home Loans Servicing (BAC HLS) has agreed to implement certain servicing changes, including transferring certain high-risk loans owned by the covered trusts to qualified subservicers, benchmarking loan servicing against defined industry standards regarding default-servicing timelines (with the payment of agreed-upon fees if such benchmarks are not met), and addressing certain mortgage documentation issues. The trustee and BAC HLS have also agreed, with the support of the investor group, to clarify loss mitigation standards, reflecting a shared commitment to efficient and timely procedures to assist distressed borrowers.

Certain servicing and documentation obligations begin upon signing of the settlement agreement, while others, including potential payment of servicing-related fees, are conditioned on final court approval of the settlement. The company estimates the costs associated with additional servicing obligations under the settlement agreement to be approximately $400 million, which will contribute to the second-quarter 2011 valuation charge related to the mortgage servicing rights asset. The additional servicing actions are consistent with the recently announced orders with the Office of the Comptroller of the Currency (OCC) and the Federal Reserve.

Settlement subject to final court approval

The obligation of Bank of America and Countrywide to make the $8.5 billion settlement payment and to pay certain other money or fees under the settlement is subject to final court approval of the settlement and certain other conditions. In addition, the obligations of the trustee are subject to the satisfaction of the conditions in the settlement agreement.

BNY Mellon, as trustee, has determined that the settlement is in the best interests of the covered trusts and is seeking the necessary court approval of the settlement by commencing a judicial proceeding, requesting that the court approve the settlement as to all of the covered trusts. It is expected that the court will schedule a hearing on the settlement and direct a notice program pursuant to which BNY Mellon will notify certificateholders and noteholders in the covered trusts of the settlement terms. It is expected that certificateholders and noteholders will be given the opportunity to file objections to the settlement before a final hearing is held on the settlement.

More

The institutional investors involved in negotiating the settlement have committed to support the settlement by, among other things, requesting that BNY Mellon enter into the settlement, moving to intervene as parties in the settlement approval court proceeding in support of the settlement, and using reasonable best efforts to obtain final court approval of the settlement.

It is not possible to predict whether and to what extent challenges will be made to the settlement or the timing or ultimate outcome of the court approval process, which can include appeals and could take a substantial period of time. There can be no assurance that final court approval of the settlement will be obtained, that all conditions will be satisfied or, if certain conditions in the settlement agreement permitting withdrawal are met, that Bank of America and legacy Countrywide will not determine to withdraw from the settlement.

Other matters

After giving effect to the settlement and the additional representations and warranties charges expected to be recorded in the second quarter of 2011, the company currently estimates that the range of possible loss with respect to non-GSE investor representations and warranties expense could be up to $5 billion over expected accruals at quarter end. After giving effect to the additional GSE representations and warranties charges expected to be taken in the second quarter of 2011, based on its past experience with the GSEs, the company believes that its remaining exposure to repurchase obligations for first-lien residential mortgage loans sold directly to the GSEs will be accounted for in the recorded liability for representations and warranties for these loans at quarter end. The company is not currently able to reasonably estimate the possible loss or range of loss with respect to any such potential impact in excess of current reserves on future GSE provisions if the GSE behaviors change from past experience. In addition, future provisions associated with representations and warranties for both non-GSE and GSE exposures and range of loss estimates with respect to non-GSE exposures may be materially impacted if actual results are different from our assumptions regarding economic conditions, home prices and other matters, including counterparty behavior and estimated repurchase rates.

For more information about the terms of the settlement, the mortgage-related charges being taken in the second quarter of 2011 and the estimated range of possible loss related to non-GSE representations and warranties expense, see Bank of America’s Current Report on Form 8-K filed today.

Note: Bank of America Chief Executive Officer Brian Moynihan will discuss the above matters in a conference call at 8 a.m. ET today. Supporting materials and a live webcast can be accessed on the Bank of America Investor Relations Web site at http://investor.bankofamerica.com. For a listen-only connection to the conference

More

call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international) and the conference ID: 79795.

Bank of America

Bank of America is one of the world’s largest financial institutions, serving individual consumers, small- and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 58 million consumer and small business relationships with approximately 5,800 retail banking offices and approximately 18,000 ATMs and award-winning online banking with 30 million active users. Bank of America is among the world’s leading wealth management companies, and is a global leader in corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 4 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations in more than 40 countries. Bank of America Corporation stock (NYSE: BAC) is a component of the Dow Jones Industrial Average and is listed on the New York Stock Exchange.

Forward-Looking Statements

Certain statements in this press release represent the current expectations, plans or forecasts of Bank of America and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predict,” “goal” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” The forward-looking statements made in this press release include, without limitation, statements concerning: the preliminary information about Bank of America’s results of operations and financial condition for the quarter ending June 30, 2011 and related trends, including Bank of America’s expected net loss and including Bank of America’s expected net income if the settlement, other mortgage-related charges, and proceeds from asset sales are excluded, the expected amount and sufficiency of the charges to be recorded in the quarter ending June 30, 2011 related to the settlement agreement, the related expected increase in the reserve for representations and warranties expense and the estimated costs associated with the additional servicing and documentation obligations undertaken in connection with the settlement and the corresponding expected write-down of the valuation of the mortgage servicing rights, the expected amount and sufficiency of the additional charge for representation and warranty expense in the quarter ending June 30, 2011 for both GSE and non-GSE exposures,

More

the expected mortgage-related costs to be recorded in the quarter ending June 30, 2011, including the expected elimination in the quarter ending June 30, 2011 of the balance of the goodwill in the Consumer Real Estate Services business segment and the amount of the goodwill impairment charge expected to be recorded, Bank of America’s expected tangible common equity ratio and Tier 1 common ratio (Basel I) for the quarter ending June 30, 2011, and the statement that Bank of America “will continue to act aggressively, and in the best interest of our shareholders, to clean up the mortgage issues largely stemming from our purchase of Countrywide”; the portion of Bank of America’s repurchase obligations for residential mortgage obligations sold by Bank of America and its affiliates to investors that has been paid or reserved after giving effect to the settlement agreement and the expected charges in the quarter ending June 30, 2011; the estimated range of possible loss over existing accruals related to non-GSE representation and warranty exposure; the expected impact of the settlement agreement; the actions expected to be taken by the institutional investors who support the settlement; whether and to what extent challenges will be made to the settlement and the timing of the court approval process, including the nature and timing of any appeals that may follow an initial court decision; whether the conditions to the settlement will be satisfied, including the receipt of final court approval; whether conditions in the settlement agreement that would permit Bank of America and legacy Countrywide to withdraw from the settlement will occur and whether Bank of America and legacy Countrywide will determine to withdraw from the settlement pursuant to the terms of the settlement agreement; and the potential assertion and impact of claims not addressed by the settlement agreement. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under Item 1A. “Risk Factors” of Bank of America’s 2010 Annual Report on Form 10-K and in any of Bank of America’s other subsequent Securities and Exchange (SEC) filings: the accuracy and variability of estimates and assumptions in determining the expected total cost of the settlement to Bank of America; the adequacy of the liability reserves for the representations and warranties exposures to the GSEs, monolines and private-label and other investors; the accuracy and variability of estimates and assumptions in determining the estimated range of possible loss over existing accruals related to non-GSE representation and warranty exposure; the accuracy and variability of estimates and assumptions in determining the portion of Bank of America’s repurchase obligations for residential mortgage obligations sold by Bank of America and its affiliates to investors that has been paid or reserved after giving effect to the settlement agreement and the expected charges

More

in the quarter ending June 30, 2011; whether and to what extent challenges will be made to the settlement and the timing of the court approval process, including the nature and timing of any appeals that may follow an initial court decision; whether the conditions to the settlement will be satisfied, including the receipt of final court approval and private letter rulings from the IRS and other tax rulings and opinions; whether conditions in the settlement agreement that would permit Bank of America and legacy Countrywide to withdraw from the settlement will occur and whether Bank of America and legacy Countrywide will determine to withdraw from the settlement pursuant to the terms of the Settlement Agreement; the impact of performance and enforcement of obligations under, and provisions contained in, the settlement agreement and the institutional investor agreement, including performance of obligations under the settlement agreement by Bank of America (and certain of its affiliates) and the Trustee and the performance of obligations under the institutional investor agreement by Bank of America (and certain of its affiliates) and the investor group; Bank of America’s and certain of its affiliates’ ability to comply with the servicing and documentation obligations under the settlement agreement; the potential assertion and impact of additional claims not addressed by the settlement agreement or any of the prior agreements entered into between Bank of America (and/or certain of its affiliates) and the GSEs, monoline insurers and other investors; Bank of America’s mortgage modification policies, loss mitigation strategies and related results; the foreclosure review and assessment process, the effectiveness of Bank of America’s response to such process, and any governmental or private third-party claims asserted in connection with these foreclosure matters; and any measures or steps taken by federal regulators or other governmental authorities with regard to mortgage loans, servicing agreements and standards, or other matters.

www.bankofamerica.com

###